Exhibit 10.21

APPTIO, INC.

2016 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Apptio, Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Award Agreement”), which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A (the “Option Terms”), the Appendix to Stock Option Agreement attached hereto as Exhibit B (the “Appendix”), and any other exhibits attached hereto.

NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Option, subject to the terms and conditions of the Plan and the Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share	$

Total Exercise Price	$

Type of Option	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date

Vesting Schedule:

Subject to Section 2 of the Option Terms or any acceleration provisions contained in the Plan or set forth below, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider (as described in Section 2 of the Option Terms), unless such termination is due to

Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14 of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Award Agreement, including all exhibits hereto, all of which are made a part of this document. Participant has reviewed the Plan and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	APPTIO, INC.

Signature	By

Print Name	Print Name

Residence Address:
Title

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

Capitalized terms used but not defined in this Exhibit A shall have the same meanings assigned to them in the Plan and/or the Notice of Grant.

1. Grant. The Company hereby grants to the individual named in the Notice of Grant (“Participant”) an Option, subject to all of the terms and conditions of the Plan, which is incorporated herein by reference, and the terms and conditions of the Award Agreement, which includes the Notice of Grant, the Option Terms, the Appendix, and any other exhibits attached hereto. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Award Agreement, the terms and conditions of the Plan will prevail.

(a) If Participant is a United States (“U.S.”) taxpayer, this Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent required by the $100,000 rule of Code Section 422(d), it will be treated as an NSO. Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary of the Company, or any of their respective employees or directors, have any liability to Participant (or any other person) due to the failure of this Option to qualify for any reason as an ISO.

(b) Notwithstanding anything in the Notice of Grant to the contrary, if Participant is a non-U.S. taxpayer, this Option will be designated as an NSO.

2. Vesting Schedule. Except as provided in Section 3, and subject to Section 6(d)(ii) of the Plan, the Option awarded by the Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Any portion of this Option scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of the Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

For purposes of this Option, Participant’s status as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services to the Company or any Parent or Subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any), and unless otherwise provided in the Award Agreement (for example, as set forth in the Notice of Grant) or determined by the Administrator, Participant’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option (including whether Participant may still be considered to be providing services while on a leave of absence).

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested portion of this Option at any time, subject to the terms of the Plan. If so accelerated, such portion of this Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of the Award Agreement. The period (if any) during which Participant may exercise this Option after Participant ceases to be a Service Provider will commence on the date Participant ceases to actively provide services to the Company or a Parent or Subsidiary of the Company and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option (including whether Participant may still be considered to be providing services while on a leave of absence).

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit C or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan and the Award Agreement. The Exercise Notice must be completed by Participant and delivered to the Company and must be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and any Tax Obligations or evidence of arrangement for payment of such Tax Obligations. This Option will be deemed to be exercised upon receipt by the Company of such fully-executed Exercise Notice accompanied by the aggregate Exercise Price and payment to satisfy or evidence of arrangements to satisfy all Tax Obligations.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) if Participant is a U.S. Service Provider, surrender of other Shares which have a Fair Market Value (as defined in the Plan unless otherwise determined by the Administrator) on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares and any Tax Obligations, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6. Taxes.

(a) Responsibility for Taxes. Notwithstanding any contrary provision of the Award Agreement, no certificate representing the Exercised Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax Obligations which the Company or, if different, the Parent or Subsidiary of the Company employing or retaining Participant (the “Employer”) determines must be withheld with respect to this Option or the Exercised Shares. In this regard, Participant acknowledges and agrees that:

(i) Participant is ultimately responsible for all Tax Obligations and Participant’s liability for Tax Obligations may exceed the amount withheld by the Company and/or the Employer, if any;

(ii) the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired upon exercise of this Option and the receipt of any dividends;

(iii) the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result;

(iv) the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction; and

(v) the Company may refuse to honor this Option exercise and refuse to deliver any Shares pursuant to such exercise if Participant fails to make satisfactory arrangements for the payment of any Tax Obligations hereunder at the time of exercise.

(b) Withholding of Taxes. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment obligations of Tax Obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Obligations by one or more of the following methods:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent from Participant;

(iii) withholding otherwise deliverable Shares with a Fair Market Value (as defined in the Plan unless otherwise determined by the Administrator) equal to the applicable amount of Tax Obligations that the Company and/or the Employer is required to withhold; and/or

(iv) if Participant is a U.S. taxpayer, by surrender of other Shares with a Fair Market Value (as defined in the Plan unless otherwise determined by the Administrator) equal to the amount of any Tax Obligations.

Alternatively, or in addition to the withholding methods above, if permissible under Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy his or her obligations for Tax Obligations, in whole or in part (without limitation) by delivery of cash or check to the Company or the Employer.

Depending on the method of withholding, the Company may withhold or account for Tax Obligations by considering minimum or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a cash refund of any over-withheld amount not remitted to applicable tax authorities on Participant’s behalf and Participant will have no entitlement to receive the equivalent amount in Shares. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the portion of this Option that was exercised, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

(c) Notice of Disqualifying Disposition of ISO Shares. If this Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to U.S. federal income tax withholding by the Company on the compensation income recognized by Participant.

(d) Code Section 409A. Under Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a share subject to such option on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by the person to whom the Discount Option was granted prior to the exercise of the option, (ii) an additional twenty percent (20%) U.S. federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the person to whom the Discount Option was granted. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the fair market value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that this Option was granted with a per Share Exercise Price that was less than the fair market value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY OR A PARENT OR SUBSIDIARY OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Nature of Grant. In accepting this Option, Participant acknowledges, understands and agrees that:

(a) the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) this Option and any Shares acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;

(e) this Option and any Shares acquired under the Plan, and the income and value of the same, are not part of Participant’s normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;

(f) the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;

(g) if the underlying Shares do not increase in value, this Option will have no value;

(h) if Participant exercises this Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i) unless otherwise agreed with the Company, this Option and any Shares acquired under the Plan, and the income and value of the same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

(j) unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by the Award Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k) in addition to subsections (a) through (j) above, the following provisions will also apply if Participant is a Service Provider outside the U.S.:

(i) this Option and the Shares subject to this Option, and the income and value of the same, are not part of Participant’s normal or expected compensation or salary for any purpose;

(ii) none of the Company, the Employer, or any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of this Option or of any amounts due to Participant pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider, or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer, or any Parent or Subsidiary of the Company, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Parent or Subsidiary of the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Data may include certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Data will be transferred to Charles Schwab & Co., Inc., or such other stock plan service provider as may be selected by the Company in the future (the “Designated Broker”) and to such designated payroll providers as may be selected by the Company (“Designated Payroll Provider”), all of which are assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the U.S. or elsewhere, and that a recipient’s country of operation (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the U.S., he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the Designated Broker, the Designated Payroll Provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the U.S., he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12. Address for Notices. Any notice to be given to the Company under the terms of the Award Agreement will be addressed to the Company at Apptio, Inc., 11100 NE 8th Street, Suite 600, Bellevue, WA 98004, Attention: General Counsel or at such other address as the Company may hereafter designate in writing.

13. Non-transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14. Successors and Assigns. The Company may assign any of its rights under the Award Agreement to single or multiple assignees, and the Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under the Award Agreement may only be assigned with the prior written consent of the Company.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. federal, state, local or foreign law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by or issuance of Shares to Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date this Option is exercised with respect to such Exercised Shares. In addition, subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of this Option as the Administrator may establish from time to time for reasons of administrative convenience.

17. Plan Governs. The Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

18. Interpretation. The Administrator will have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of this Option has vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Award Agreement.

19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Option or future Awards that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or third party designated by the Company.

20. Agreement Severable. In the event that any provision in the Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Award Agreement.

21. Modifications to the Award Agreement. The Plan is established voluntarily by the Company, it is discretionary in nature, and the Company, in its discretion, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. Participant agrees to be bound by such termination, suspension or modification regardless of whether notice is given to Participant of such event. The Company reserves the right to revise the Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Option. Further, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing. Other modifications to this Award Agreement or the Plan can be made only in an express written contract executed by Participant and a duly authorized officer of the Company.

22. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach by Participant or any other Participant.

23. Governing Law and Venue. The Award Agreement will be governed by the laws of Washington, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Option Award is made and/or to be performed.

24. Language. If Participant has received the Award Agreement or any other document related to this Option or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Award Agreement.

26. Appendix. Notwithstanding any provision of the Notice of Grant or the Option Terms, this Option shall be subject to any additional terms and conditions for Participant’s country set forth in the Appendix. Moreover, if Participant relocates to one of the countries included in the Appendix, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions to Participant is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Award Agreement.

27. Insider-Trading/Market-Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect Participant’s ability to purchase or sell Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions, so Participant is advised to speak to Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.

28. Foreign Asset/Account Reporting Requirements and Exchange Controls. Participant acknowledges that Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares acquired upon exercise of this Option or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations, and Participant is advised to consult Participant’s personal legal advisor for any details.

29. Entire Agreement. The Plan is incorporated herein by reference. The Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting the Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.

*     *     *

EXHIBIT B

APPENDIX TO STOCK OPTION AGREEMENT

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan, the Notice of Grant or the Option Terms.

Terms and Conditions

This Appendix includes additional terms and conditions that govern Participant’s participation in the Plan if Participant works and/or resides in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or Participant transfers employment or residence to a different country after this Option is granted, the terms and conditions of this Option contained herein may not be applicable to Participant, and the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to Participant.

Notifications

This Appendix also includes information regarding certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of [— —] 2016.1 Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time Participant exercises this Option or sells any Shares acquired upon such exercise.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her individual situation.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or if Participant transfers employment or residence to a different country after this Option is granted, the notifications contained in this Appendix may not be applicable to Participant in the same manner.

[1]	[To be filled in at the appropriate date.]

AUSTRALIA

Terms and Conditions

Exercise of Option. The following provision supplements Section 4 of the Option Terms:

If this Option vests when the Fair Market Price per Share is equal to or less than the Exercise Price for this Option, Participant shall not be permitted to exercise this Option. This Option may only be exercised starting on the business day following the first day on which the Fair Market Price per Share exceeds the Exercise Price for this Option.

Australian Offer Document. This grant of this Option is intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Australia Offer Document, which is provided to Participant with the Award Agreement.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

Securities Law Information. If Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant is advised to obtain legal advice regarding his or her disclosure obligations prior to making any such offer.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds Shares acquired under the Plan outside of Austria, Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or if the value of the Shares in any given year as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The deadline for filing the annual report is January 31 of the following year and the deadline for the quarterly report is the 15th of the month following the end of the respective quarter.

A separate reporting requirement applies when Participant sells Shares acquired under the Plan or receives a dividend. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Terms and Conditions

Acceptance of Options. This Option must be accepted in writing either (a) within 60 days of the offer (for tax at offer), or (b) after 60 days of the offer but within 90 days of the offer (for tax at exercise). Participant will receive a separate offer document, acceptance form and undertaking form in addition to the Award Agreement. Participant should refer to the offer document for a more detailed description of the tax consequences of choosing to accept this Option. Participant should consult a personal tax advisor with respect to completing the additional forms.

Notifications

Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (e.g., Shares acquired under the Plan) or bank accounts opened and maintained outside of Belgium on their annual tax returns. In a separate report, Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts.

CANADA

Terms and Conditions

Method of Payment. The following provision supplements Sections 5 and 6(b) of the Option Terms:

Notwithstanding any provision of this Award Agreement or the Plan to the contrary, Participant is prohibited from surrendering Shares that he or she already owns to pay the Exercise Price or any Tax Obligations in connection with the exercise of this Option. The Company reserves the right to permit this method of payment depending upon the development of local law.

Termination of Service. The following provision replaces the second paragraph of Section 2 and the second sentence of Section 4(a) of the Option Terms:

For purposes of this Option, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) as of the date that is the earlier of (i) the date of Participant’s termination, (ii) the date Participant receives notice of termination as a Service Provider, or (iii) the date Participant is no longer actively providing service, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any pay-in-lieu of notice or similar period mandated under employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Options (including whether Participant may still be considered to be providing services while on a leave of absence).

The following provisions apply if Participant resides in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Pour Recevoir Des Informations en Anglais. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Data Privacy. The following provision supplements Section 11 of the Option Terms:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Company, the Employer and/or any Parent or Subsidiary of the Company to disclose and discuss such information with their advisors. Participant also authorizes the Company, the Employer and/or any Parent or Subsidiary of the Company to record such information and to keep such information in Participant’s employment file.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Participant is required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes Shares acquired under the Plan, and may include this Option. This Option must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The form must be filed by April 30 of the following year. Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

DENMARK

Terms and Conditions

Nature of Grant. The following provision supplements Section 9 of the Option Terms:

By accepting this Option, Participant acknowledges, understands and agrees that it relates to future services to be performed and is not a bonus or compensation for past services.

Stock Option Act. Participant acknowledges that he or she has received an Employer Statement in Danish which sets forth additional terms of this Option, to the extent that the Danish Stock Option Act applies to this Option.

Notifications

Exchange Control and Tax Reporting Information. Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Participant must sign the Declaration V and the broker or bank may sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired at exercise and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return. By signing the Form V, Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when Participant opens a brokerage account (or a deposit account) outside of Denmark, the account will be treated as a deposit account because cash can be held in the account. Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration K, unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which Participant should do at the time Participant submits the Form K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that Participant is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of his or her annual income tax return. By signing the Declaration K, Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or cash outside of Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. These obligations are separate from and in addition to the obligations described above.

FRANCE

Terms and Conditions

Language Consent. By accepting this Option, Participant confirms having read and understood the Plan and Award Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information. This Option is not intended to qualify for special tax or social security treatment in France.

Foreign Asset/Account Reporting Information. If Participant holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or from the receipt of any dividends paid on such Shares), the report must be made by the 5th day of the month following the month in which the payment was made or received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for complying with applicable reporting requirements.

IRELAND

There are no country-specific provisions.

ITALY

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Terms:

Due to local regulatory requirements, Participant is required to pay the aggregate Exercise Price using the payment method set forth in Section 5(c) of the Option Terms. Under this method, Participant agrees to the immediate sale of all Shares to be issued to Participant upon exercise of this Option. The Company reserves the right to permit other methods of payment depending upon the development of local laws.

Data Privacy. The following provision replaces Section 11 of the Option Terms:

Participant understands that the Employer, the Company and any Parent or Subsidiary of the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, Shares or directorships held in the Company or any Parent or Subsidiary of the Company, details of all Options granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.

Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Apptio, Inc., with registered offices at 111000 NE 8th Street, Suite 600, Bellevue, WA 98004 U.S.A., Attention: General Counsel, and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is [insert entity name], with registered offices at [insert entity address].2

Participant understands that Data will not be publicized, but it may be transferred to Charles Schwab & Co., Inc or such other banks, financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Employer, the Company and/or any Parent or Subsidiary of the Company will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Parent or Subsidiary of the Company may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to Charles Schwab & Co., Inc. or such other broker or third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply

[2]	[To be filled in at the appropriate date.]

with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.

Acknowledgement. In accepting this Option, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix.

Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the Option Terms: Section 4 - Exercise of Option; Section 8 - No Guarantee of Continued Service, Section 9 - Nature of Grant, Section 22 - Waiver, Section 23 - Governing Law and Venue, and Section 19 - Electronic Delivery and Acceptance. In addition, Participant acknowledges that he or she has read and specifically and expressly approves the Data Privacy notification above.

Notifications

Foreign Asset/Account Reporting Information. If Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report such assets on his or her annual tax return (Form UNICO, Schedule RW) or on a special form if no tax return is required. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information. The value of financial assets held outside of Italy by individuals resident in Italy is subject to a foreign asset tax, at an annual rate of 2 per thousand (0.2%). The taxable amount will be the fair market value of the financial assets (including Shares) assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed €12.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

SINGAPORE

Terms and Conditions

Restrictions on Sale and Transferability. Participant hereby agrees that any Shares acquired upon exercise of this Option will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Information. The grant of this Option is being made in reliance on section 273(1)(f) of the SFA for which it is exempt from the prospectus and registration requirements under the SFA and is not made to the Participant with a view to this Option or underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors, associate directors and shadow directors of a Singapore Subsidiary or Parent of the Company are subject to certain notification requirements under the Singapore Companies Act. The CEO, directors, associate directors and shadow directors must notify the Singapore Subsidiary or Parent of the Company in writing of an interest (e.g., Option, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming the CEO or a director, associate director or shadow director.

SPAIN

Terms and Conditions

Labor Law Acknowledgment. This section supplements Section 9 of the Option Terms:

In accepting this Option, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant Options under the Plan to individuals who may be Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent or Subsidiary of the Company on an ongoing basis. Consequently, Participant understands that this Option is granted on the assumption and condition that this Option or the Shares acquired upon exercise shall not become a part of any employment or service contract (either with the Company or any Parent or Subsidiary of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Option shall be null and void.

Further, the vesting of this Option is expressly conditioned on Participant’s continued and active rendering of service, such that if Participant’s status as a Service Provider terminates for any reason whatsoever, this Option ceases vesting immediately effective on the date of Participant’s termination of status as a Service Provider. This will be the case, for example, even if (1) Participant is considered to be unfairly dismissed without good cause; (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) Participant terminates service due to a unilateral breach of contract by the Company or any Parent or Subsidiary of the Company; or (5) Participant’s status as a Service Provider terminates for any other reason whatsoever.

Notifications

Securities Law Information. This Option described in the Plan and the Award Agreement, including this Appendix, do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan and the Award Agreement, including this Appendix, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information. It is Participant’s responsibility to comply with exchange control regulations in Spain. Participant must declare the acquisition of Shares for statistical purposes to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed a D-6 form in January for Shares owned as of December 31 of each year; however, if the value of the Shares or the sale proceeds exceed €1,502,530, a declaration must be filed within one month of the acquisition or sale, as applicable.

In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Further, to the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000. Participant is strongly advised to consult with his or her personal advisor in this regard.

SWEDEN

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Taxes. The following supplements Section 6 of the Award Agreement:

Participant shall pay to the Company or the Employer any amount of income tax that the Company or the Employer may be required to account to the HM Revenue and Customs (“HMRC”) with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in Section 6(b) of the Option Terms. If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year in which the Taxable Event occurs, or such other period as required under U.K. law (the “Due Date”), Participant agrees that the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6(b) of the Option Terms. If Participant fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant shall not be eligible for a loan from the Company to cover income tax. In the event that Participant is a director or executive officer and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for any employee NICs due on this additional benefit, which may be recovered from Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 6(b) of the Option Terms.

As a condition of Participant’s participation in the Plan, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with this Option and any event giving rise to Tax Obligations (the “Employer’s NICs”). Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Employer (the “Joint Election”), the form of such Joint Election being formally approved by HMRC and attached to this Appendix, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer’s NICs from him or her by any of the means set forth in Section 6(b) of the Award Agreement.

ADDITIONAL WORDING TO INCLUDE IF ELECTION IS TO BE ENTERED INTO ELECTRONICALLY:

Onscreen disclaimer

If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the Apptio, Inc. 2016 Equity Incentive Plan (the “Plan”), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

Clicking on the [“ACCEPT”] box indicates your acceptance of the Election. You should read the “Important Note on the Election to Transfer Employer NICs” before accepting the Election.

Important Note on the Election to Transfer Employer NICs

If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the Apptio, Inc. 2016 Equity Incentive Plan (the “Plan”), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•	you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to this Option; and

•	you acknowledge that even if you have clicked on the [“ACCEPT”] box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.

Please print and keep a copy of the Election for your records.

APPTIO, INC.

2016 EQUITY INCENTIVE PLAN

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.	The individual who has obtained authorized access to this Election (the “Employee”), who is employed by a company listed in the attached Schedule (the “Employer”) and who is eligible to receive stock options (“Awards”) pursuant to the Apptio, Inc. 2016 Equity Incentive Plan (the “Plan”), and

B.	Apptio, Inc., with its registered office at 111000 NE 8th Street, Suite 600, Bellevue, WA 98004 United States. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Awards:

(i)	the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 439 of ITEPA).

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3	This Election relates to the employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4	This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5	This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.	The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

3.2	The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities related to the Awards to the Employee until full payment of the Employer’s Liability is received.

3.3	The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	Duration of Election

4.1	The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)	after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Signature page follows]

Acceptance by the Employee

[The Employee acknowledges that, by signing this Election, the Employee agrees to be bound by the terms of this Election.]

Name

Signature

Date	]

OR

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EXHIBIT C

APPTIO, INC.

2016 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Apptio, Inc.

11100 NE 8th Street, Suite 600,

Bellevue, WA 98004

Attention: Stock Administration

1. Exercise of Option. Effective as of today,             ,         , the undersigned (“Participant”) hereby elects to purchase                  shares (the “Shares”) of the Class A Common Stock of Apptio, Inc. (the “Company”) under and pursuant to the 2016 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement between the Company dated                      (the “Award Agreement”), which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant (the “Option Terms”) attached thereto as Exhibit A and the Appendix to the Stock Option Agreement attached thereto as Exhibit B (the “Appendix”), and any other exhibits attached thereto. The purchase price for the Shares will be $            , as required by the Notice of Grant.

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (or evidence of arrangements to satisfy any Tax Obligations, as defined in Section 6 of the Option Terms) to be paid in connection with the exercise of this Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to this Option, notwithstanding the exercise of this Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of this Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law and Venue. The Plan and the Award Agreement are incorporated herein by reference. This Exercise Notice and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Washington. For purposes of litigating any dispute that arises under this Option, the Plan, the Award Agreement, or the Exercise Notice, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the U.S. federal courts for the Western District of Washington, and no other courts, where this Option is made and/or to be performed.

Submitted by:	Accepted by:

PARTICIPANT:	APPTIO, INC.

Signature	By

Print Name	Print Name

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Title

Date Received